SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 28, 2002

(Date of earliest event reported): February 28, 2002

VISUAL NETWORKS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-23699	52-1837515
(Commission File No.)	(IRS Employer Identification No.)

2092 Gaither Road
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 296-2300

Item 5. Other Events.

     On February 28, 2002, Visual Networks, Inc. (“Visual”) and Silicon Valley Bank (“SVB”) reached an agreement to extend for an additional 60 days Visual’s existing credit facility, which was to have expired on February 28, 2002. In addition, the parties have executed a commitment letter for a new facility. The extension on the existing facility will allow the parties time to complete the documentation of the new facility.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	February 28, 2002	Visual Networks, Inc.

/s/ John Saunders

By: John Saunders
Title: Chief Financial Officer